CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-18737 on Form N-1A of our report dated May 26, 2020, relating to the financial statements and financial highlights of Metropolitan West Alphatrak 500 Fund, Metropolitan West Corporate Bond Fund, Metropolitan West Flexible Income Fund, Metropolitan West Floating Rate Income Fund, Metropolitan West High Yield Bond Fund, Metropolitan West Intermediate Bond Fund, Metropolitan West Investment Grade Credit Fund, Metropolitan West Low Duration Bond Fund, Metropolitan West Strategic Income Fund, Metropolitan West Total Return Bond Fund, Metropolitan West Ultra Short Bond Fund, and Metropolitan West Unconstrained Bond Fund, each a portfolio of the Metropolitan West Funds, appearing in the Annual Report on Form N-CSR of the Metropolitan West Funds for the year ended March 31, 2020. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Cover Page”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

January 29, 2021